UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2015, Sophocles Zoullas, the Chief Executive Officer and a director of Eagle Bulk Shipping Inc. (the "Company"), delivered written notice (the "Notice") to the Company purporting to be a Notice of Termination for Good Reason pursuant to the Employment Agreement between Mr. Zoullas and the Company, which is filed as Exhibit 10.5 to the Company's Current Report on Form 8-K dated October 16, 2014 (the "Employment Agreement").

The Company has 30 days from proper delivery of a Notice to cure any event or circumstance set forth in such Notice that would constitute Good Reason (as defined in the Employment Agreement) for Mr. Zoullas to terminate his employment under the Employment Agreement.  Upon any actual termination of the Employment Agreement for Good Reason, Mr. Zoullas would be entitled to certain benefits set forth in the Employment Agreement.

The Notice is the first correspondence received by the Company claiming that events or circumstances constituting Good Reason for Mr. Zoullas to terminate his employment under the Employment Agreement have occurred.  The board of directors of the Company (the "Board") has commenced a review of these matters and has asked Mr. Zoullas to temporarily refrain from his day to day duties.

Effective February 25, 2015, Randee E. Day has been appointed to serve as interim President of the Company.

Ms. Day, age 66, has been a member of the Board since the Company's restructuring in October 2014 and will continue to serve on the Board.  Ms. Day is President and CEO of Day & Partners, LLC. Prior to founding Day & Partners, LLC in 2011, Ms. Day served as interim CEO of DHT Maritime, Inc., an NYSE listed owner/operator of 12 crude oil tankers. Previously, Ms. Day was Managing Director at the Seabury Group, a transportation advisory firm. She was the Division Head of JP Morgan's shipping group in New York and served as the senior lending officer for all of the bank's shipping clients in Asia, Europe, and the Americas. She served as a director of TBS International Ltd., as a director for Ocean Rig ASA, Oslo, Norway, an operator of Ultra deep-water oil rigs, and on the Board of DHT Maritime, Inc. from 2005-2013.

There are no family relationships between Ms. Day and any executive officer of the Company or member of the Board. There are no transactions or any currently proposed transaction in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Ms. Day had or will have a direct or indirect material interest.

Ms. Day did not enter into any plan, contract, or arrangement to receive any compensation in respect of her assumption of the duties of interim President of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: February 25, 2015	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer